Exhibit 4.32

Supplemental Agreement to the Investment Agreement with respect to Future Gas Station (Beijing) Technology Co., Ltd.

This Supplemental Agreement to the Investment Agreement with respect to Weilai Gas Station (Beijing) Technology Co., Ltd. (“this Supplementary Agreement”) is made and entered into in Beijing, the People’s Republic of China (“China”, only for the purpose of this Supplemental Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administration and Taiwan), on September 24, 2019 by and among:

1.	Weilai Gas Station (Beijing) Technology Co., Ltd. (the “Company”), a limited liability company incorporated in Beijing, China under the laws of China, its unified social credit code: 91110108MA0033XK5Y, its legal representative: SONG Yang, domicile: Room 1315, Unit 2, 13/F, Building 36, Deshengmenwai Street, Xicheng District, Beijing.

2.	SONG Yang, ID Card No.: XXXXX

3.	LIU Rui, ID Card No.: XXXXX

4.	PENG Zhizhuo, ID Card No.: XXXXX

5.	YAO Xing, ID Card No.: XXXXX

6.	YANG Gang, ID Card No.: XXXXX

7.	SONG Lin, ID Card No.: XXXXX

8.	Beijing Bright Petroleum Technology Co., Ltd. (“BHD”), a limited liability incorporated in Beijing, China under the laws of China; and

9.	Nanjing Recon Technology Co., Ltd. (“Nanjing Recon”), a limited liability company incorporated in Nanjing, China under the laws of China.

Among which:

SONG Yang, LIU Rui, PENG Zhizhuo and YAO Xing shall be hereinafter collectively referred to as “Founding Shareholders,” and BHD and Nanjing Recon collectively as “Investors”; SONG Yang, LIU Rui, PENG Zhizhuo, YAO Xing, YANG Gang and SONG Lin shall be hereinafter individually as an “Existing Individual Shareholder” or collectively as the “Existing Individual Shareholders,” and Investors and Existing Individual Shareholders individually as a “Shareholder” or “Party,” or collectively as the “Shareholders” or “Parties”.

Whereas:

The Parties executed the Investment Agreement with respect to Weilai Gas Station (Beijing) Technology Co., Ltd. (“Investment Agreement”) on August 21, 2018, and through friendly negotiation, reach this Supplemental Agreement as follows with respect to the Investment Agreement:

I.	Provisions of Article 9.2 of the Investment Agreement are amended as: by [February 20, 2020, i.e., extending for six months], the Company shall achieve the following performance targets: (1) the Company shall have 660 gas stations available for use; (2) the Company shall have 1,100,000 users actually using such gas stations; and (3) the Company’s daily platform trading volume shall reach RMB 3.3 million Yuan.

II.	This Supplemental Agreement shall be a supplement to the Investment Agreement executed by and among the Parties. In the event of a conflict between the provisions of the Investment Agreement and this Supplemental Agreement, this Supplemental Agreement shall prevail.

III.	This Supplemental Agreement shall be signed in nine (9) originals, and each of the Company, Existing Individual Shareholders and Investors shall keep one (1).

IV.	This Supplemental Agreement shall become effective from the date when the Parties and their respective legal representatives affix signatures and/or official seals of the Company and Investors hereto.

(Intentionally Left Blank)

(This page has no text and is the signature page of the Supplemental Agreement to the Investment Agreement with respect to Future Gas Station (Beijing) Technology Co., Ltd.)

Company:

Future Gas Station (Beijing) Technology Co., Ltd. (Seal)

By: /s/ SONG Yang

Name: SONG Yang

Title: Legal Representative

Signature Page

(This page has no text and is the signature page of the Supplemental Agreement to the Investment Agreement with respect to Weilai Gas Station (Beijing) Technology Co., Ltd.)

Existing Individual Shareholders:

SONG Yang

Signature: /s/ SONG Yang

LIU Rui

Signature: /s/ LIU Rui

PENG Zhizhuo

Signature: /s/ PENG Zhizhuo

YAO Xing

Signature: /s/ YAO Xing

YANG Gang

Signature: /s/ YANG Gang

SONG Lin

Signature: /s/ SONG Lin

Signature Page

(This page has no text and is the signature page of the Supplemental Agreement to the Investment Agreement with respect to Weilai Gas Station (Beijing) Technology Co., Ltd.)

Investors

Beijing Bright Petroleum Technology Co., Ltd. (Seal)

By:

Name: CHEN Guangqiang

Title: Legal Representative

Nanjing Recon Technology Co., Ltd. (Seal)

By:

Name: YIN Shenping

Title: Legal Representative

Signature Page